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                                                                     EXHIBIT 4.8



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                               REFUNDING AMENDMENT
                          Dated as of October 26, 2001
                                       to
                         TRUST SUPPLEMENT NO. 2001-2A-1
                           Dated as of October 4, 2001

                                     between

                             AMERICAN AIRLINES, INC.

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,

                                   as Trustee,

                                       to

                          PASS THROUGH TRUST AGREEMENT
                           Dated as of October 4, 2001

                 American Airlines Pass Through Trust 2001-2A-1
                            6.978% American Airlines
                           Pass Through Certificates,
                                Series 2001-2A-1

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              REFUNDING AMENDMENT TO TRUST SUPPLEMENT NO. 2001-2A-1

            This REFUNDING AMENDMENT TO TRUST SUPPLEMENT NO. 2001-2A-1, dated as of October 26, 2001, between American Airlines, Inc., a Delaware corporation, and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Trustee, to the Pass Through Trust Agreement, dated as of October 4, 2001, between the Company (such term and other capitalized terms used herein without definition being defined as provided in
Section 1.01) and the Trustee (the "Refunding Amendment").

                              W I T N E S S E T H:

            WHEREAS, as contemplated by Exhibit A to the Intercreditor Agreement, American has, among other things:

      (i) exercised its option to prepay on October 26, 2001 the original Series C Equipment Notes;
      (ii)  issued new Series C Equipment Notes;
      (iii) entered into a Trust Supplement providing for the issuance of new Class C Certificates; and
      (iv) arranged for WestLB to be the Liquidity Provider for the new Class C Trust;

            WHEREAS, the parties are entering into this Refunding Amendment to Trust Supplement No. 2001-2A-1 to make the necessary revisions in connection with the refunding of the Class C Certificates;

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the parties agree as follows:

            SECTION 1 Definitions

            (a) Except as otherwise defined herein, terms used in this Refunding Amendment have the meaning defined in Trust Supplement No. 2001-2A-1.

            (b) the following definition contained in the Preamble to Trust Supplement No. 2001-2A-1 is amended to read as follows:

            "Intercreditor Agreement" means Intercreditor Agreement, dated as of October 4, 2001, among State Street Bank and Trust Company of Connecticut, National Association, as Trustee under each Trust (as defined therein), WestLB, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider, and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent thereunder, as amended by a refunding amendment dated as of October 26, 2001.


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            SECTION 2 Revisions to Section 4.01(a)(iv)

            Section 4.01(a)(iv) is amended to delete the clause "(other than the Company or any Affiliate of the Company)" wherever it appears.

            SECTION 3 Miscellaneous

            (a) This Refunding Amendment may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Refunding Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Refunding Amendment, but all of such counterparts together constitute one instrument.

            (i) THIS REFUNDING AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                       3
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      IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

                                        AMERICAN AIRLINES, INC.


                                        By:____________________________________
                                           Name:
                                           Title:


                                        STATE STREET BANK AND TRUST COMPANY
                                        OF CONNECTICUT, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:____________________________________
                                           Name:
                                           Title: